As filed with the Securities and Exchange       Registration No. 333-___________
Commission on December 19, 2000

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            GEORGIA GULF CORPORATION
               (Exact name of issuer as specified in its charter)

              DELAWARE                                   58-1563799
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

                     400 Perimeter Center Terrace, Suite 595
                             Atlanta, Georgia 30346
               (Address of principal executive office) (Zip code)

                             ----------------------

                            GEORGIA GULF CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             ----------------------

                              JOEL I. BEERMAN, ESQ.
                     400 Perimeter Center Terrace, Suite 595
                             Atlanta, Georgia 30346
                     (Name and address of agent for service)
                                 (770) 395-4500
          (Telephone number, including area code, of agent for service)


                                 With a copy to:
                              Lisa A. Stater, Esq.
                           Jones, Day, Reavis & Pogue
                              3500 SunTrust Plaza,
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242
                                 (404) 521-3939

                         CALCULATION OF REGISTRATION FEE


================================================================================================================
                                                     Proposed maximum     Proposed maximum
    Title of securities           Amount to be        offering price          aggregate           Amount of
     to be registered              registered          per share(1)       offering price(1)    registration fee
----------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par            1,200,000             $10.20             $12,240,000            $3,232
value, and Preferred Share           shares
    Purchase Rights (2)
================================================================================================================


         (1) Calculated pursuant to Rule 457(h)(1) on the basis of $10.20 per share (representing 85% of the average of the high and low prices reported on the New York Stock Exchange on December 14, 2000), which is the maximum price at which shares of Common Stock may be purchased under the Georgia Gulf Corporation Employee Stock Purchase Plan (the "Plan"), multiplied by 1,200,000, the maximum number of shares that may be purchased pursuant to the Plan.

         (2) In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon adjustment due to stock splits, stock dividends and anti-dilution provisions, and other adjustment provisions as provided in the Plan, as well as the Preferred Share Purchase Rights, which are attached to the shares of Common Stock being registered, and will be issued for no additional consideration so that no additional registration fee is required.

================================================================================

                                EXPLANATORY NOTE

         In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of the Common Stock of Georgia Gulf Corporation (the "Company") under the Plan.

                            GEORGIA GULF CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by the Company (file no. 1-9753) with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement and made a part hereof:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, dated March 28, 2000 and filed with the Commission on March 29, 2000.

    (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

    (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A declared effective by the Commission on May 15, 1990, as amended, and the description of the related Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 11, 1990, as amended.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.      DESCRIPTION OF SECURITIES.

    Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article VIII of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law (the "GCL"), a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit.

    The Company's Bylaws (Article XIII) provide that the Company shall indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a Director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    With respect to indemnification of officers and directors, Section 145 of the GCL provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. Under this provision of the GCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the GCL provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect or any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

    Section 145(g) of the GCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

    The Company maintains several directors and officers liability policies which, subject to the terms and exclusions of the policies, cover any claim or claims made during the period the policies are in force, against all persons who were, now are or shall be duly elected directors or officers of the Company for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such persons insured while acting in their individual or collective capacities, on any matter, not excluded by the terms and conditions of the policies, claimed against them solely by reason of their being directors or officers of the Company. The limit of liability under the policies is $50 million per policy year.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Inapplicable.

ITEM 8.  EXHIBITS.

Exhibit No.  Description
-----------  -----------

     4.1 Georgia Gulf Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 4 to the Form S-8 Registration Statement (file no. 33-63051) filed with the Commission on December 5, 1995).

     4.2 First Amendment to Employee Stock Purchase Plan (incorporated by reference to Exhibit A to the proxy statement dated and filed with the Commission on March 30, 2000).

     *4.3    Second Amendment to Employee Stock Purchase Plan.

     *5 Opinion of Jones, Day, Reavis & Pogue as to the legality of the securities being registered.

     *23.1   Consent of Arthur Andersen LLP.

     23.2    Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).

     24      Power of Attorney (included as part of signature page).

-----------

    *filed herewith

ITEM 9.      UNDERTAKINGS.

           (a)      The Company hereby undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 19th day of December, 2000.


                              GEORGIA GULF CORPORATION



                              By: /s/ Edward A. Schmitt
                                 --------------------------------
                                 Edward A. Schmitt
                                 President and Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 19th day of December, 2000. Each person whose signature appears below constitutes and appoints Richard B. Marchese and Joel I. Beerman, jointly and severally, his true and lawful attorneys-in-fact each, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



   Signature                                 Title
   ---------                                 -----

                                             President, Chief Executive Officer and Director
 /s/ EDWARD A. SCHMITT                       (Principal Executive Officer)
-----------------------------
Edward A. Schmitt


 /s/ RICHARD B. MARCHESE                     Vice President-Finance, Chief Financial Officer and
-----------------------------
Richard B. Marchese                          Treasurer (Principal Financial and Accounting Officer)


 /s/ JAMES R. KUSE                           Chairman and Director
-----------------------------
James R. Kuse


 /s/ JOHN E. AKITT                           Director
-----------------------------
John E. Akitt


 /s/ JOHN D. BRYAN                           Director
-----------------------------
John D. Bryan


                                      II-5




   Signature                                 Title
   ---------                                 -----

 /s/ DENNIS M. CHORBA
-----------------------------
Dennis M. Chorba                             Director


 /s/ PATRICK J. FLEMING                      Director
-----------------------------
Patrick J. Fleming


 /s/ CHARLES T. HARRIS, III                  Director
-----------------------------
Charles T. Harris, III


 /s/ JERRY R. SATRUM                         Director
-----------------------------
Jerry R. Satrum

                                  EXHIBIT INDEX


Exhibit No.                    Description
-----------                    -----------

     4.1 Georgia Gulf Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 4 to the Form S-8 Registration Statement (file no. 33-63051) filed with the Commission on December 5, 1995).

     4.2 First Amendment to Employee Stock Purchase Plan (incorporated by reference to Exhibit A to the proxy statement dated and filed with the Commission on March 30, 2000).

     *4.3      Second Amendment to Employee Stock Purchase Plan.

     *5 Opinion of Jones, Day, Reavis & Pogue as to the legality of the securities being registered.

     *23.1     Consent of Arthur Andersen LLP.

     23.2      Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).

     24        Power of Attorney (included as part of signature page).

-------------------

     *filed herewith


                                      II-7